EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO ANNOUNCES EARLY TERMINATION

OF HART-SCOTT-RODINO ACT WAITING PERIOD

FOR ITS PENDING MERGER

HORSHAM, PA, August 15, 2006 - NCO Group, Inc. (“NCO” or the “Company”) (NASDAQ: NCOG), a leading provider of business process outsourcing services, announced today that it had received notice from the Federal Trade Commission (“FTC”) that early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) has been granted effective immediately, thus ending review of the proposed acquisition of NCO by the FTC and the Department of Justice. The statutory waiting period under the HSR Act was to expire at 11:59 p.m. on September 6, 2006.

On July 24, 2006, NCO announced that it had entered into a definitive merger agreement to be acquired by an entity controlled by One Equity Partners and its affiliates (“OEP”), with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of the Company and certain other members of executive management who will be given an opportunity to participate (such persons who so elect and Mr. Barrist, collectively, the “management participants”).

Under the terms of the merger agreement, NCO shareholders will receive $27.50 in cash for each share of NCO common stock they hold as of the effective date of the merger. This proposed merger remains subject to the receipt of shareholder approval (including the approval of the non-management participants, voting as a separate class), closing of the debt financing and other regulatory approvals, as well as the satisfaction of customary closing conditions. The transaction is expected to be completed in the fourth quarter of 2006.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through 100 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

About One Equity Partners

OEP manages $5 billion of investments and commitments for JPMorgan Chase & Co. in direct private equity transactions. Partnering with management, OEP invests in transactions that initiate strategic and operational changes in businesses to create long-term value. OEP’s investment professionals are located across North America and Europe, with offices in New York, Chicago and Frankfurt.

For further information contact:

NCO Investor Relations

(215) 441-3000

www.ncogroup.com

In connection with the proposed merger, NCO will file a definitive proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by NCO at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from NCO by directing such request to NCO, Attention: Investor Relations, telephone: (215) 441-3000.

NCO and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of NCO’s participants in the solicitation is set forth in NCO’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger when it becomes available.

Certain statements in this press release, including, without limitation, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions or that the restructuring charges will be greater than anticipated, risks related to union organizing efforts at the Company’s facilities, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2005 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. NCO may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of its shareholders, regulatory approvals or to satisfy other customary closing conditions. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.